EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Capstead Mortgage Corporation of our report dated March 2, 2009 with respect to the consolidated financial statements of Capstead Mortgage Corporation and our report dated March 2, 2009 with respect to the effectiveness of internal control over financial reporting of Capstead Mortgage Corporation, included in the 2008 Annual Report to Stockholders of Capstead Mortgage Corporation.
We consent to the incorporation by reference in the following Registration Statements and the related prospectuses:
•	Form S-8 (No. 33-53555);
•	Form S-3 (No. 333-03187);
•	Form S-8 (No. 333-12719);
•	Form S-3 (No. 333-26419) and Amendment No.1 thereto;
•	Form S-8 (No. 333-27215);
•	Form S-3 (No. 333-119193);
•	Form S-8 (No. 333-116738);
•	Form S-8 (No. 333-142861);
•	Form S-3 (No. 333-143390) and Amendment No. 1 thereto; and
•	Form S-3, (No. 333-156073);
of our report dated March 2, 2009 with respect to the consolidated financial statements of Capstead Mortgage Corporation incorporated herein by reference and our report dated March 2, 2009 with respect to the effectiveness of internal control over financial reporting of Capstead Mortgage Corporation, incorporated herein by reference.

/s/ ERNST & YOUNG LLP

Dallas, Texas
March 2, 2009